Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following are our unaudited pro forma combined balance sheet as of June 30, 2005 and our unaudited pro forma combined statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005. The pro forma statements have been prepared under the assumptions set forth in the accompanying notes to the unaudited pro forma combined financial statements, and give effect to the acquisition of Strata Drilling L.L.C. and its affiliate, Strata Property, L.L.C. (Affiliate) as if consummated on June 30, 2005 for the pro forma combined balance sheet and for the pro forma combined statements of operations as if consummated at January 1, 2004, using the purchase method. The Company is in the process of gathering additional information to finalize the fair value of assets acquired and the purchase price allocation is subject to change. The unaudited pro forma combined financial statements do not purport to represent what the results of operations would have been if such transactions had occurred on January 1, 2004.

Bronco Drilling Company, L.L.C. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheets

June 30, 2005

(Amounts in thousands)

	Historical	Historical
	Bronco Drilling Company	Strata Drilling, L.L.C.	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS
Cash and Cash Equivalents	$13,623	$201	$(201	)(B)	$13,623
Short-term investments	—	952	(952	)(B)	—
Receivables, net	7,276	1,053	(1,053	)(B)	7,276
Contract drilling in progress	2,186	—	—		2,186
Prepaid expenses and other	410	3	(3	)(B)	411

Total current assets	23,495	2,209	(2,209)		23,496

Property and equipment, at cost	102,443	7,219	12,781	(A)	122,442
Less accumulated depreciation and amortization	9,764	1,012	(1,012	)(B)	9,764

Net property and equipment	92,679	6,207	13,793		112,678

Intangibles and other assets, net of amortization	356	—	—		356
Restricted cash and other	2,376	—	—		2,376

	$118,906	$8,416	$11,584		$138,906

CURRENT LIABILITIES
Notes payable	$2,500	$—	$—		$2,500
Current maturities, long-term debt	4,600	749	(749	)(B)	4,600
Accounts payable	5,824	693	(693	)(B)	5,824
Accrued expenses	1,577	259	(259	)(B)	1,577

	14,501	1,701	(1,701)		14,501
Long-term debt, less current maturities	32,900	2,580	20,000	(A)	52,900
			(2,580	)(B)
Deferred income taxes	15,828	—	—		15,828

Total liabilities	63,229	4,281	15,719		83,229

Members’ equity
Notes receivable from member	—	(2,304)	2,304	(B)	—
Members’ interest	55,677	6,439	(6,439	)(B)	55,677

	$118,906	$8,416	$11,584		$138,906

See accompanying notes to the unaudited pro forma combined financial statements.

Bronco Drilling Company, L.L.C. and Subsidiaries

Unaudited Pro Forma Combined Statements of Operations

For the six months ended June 30, 2005

(Amounts in thousands except per share amounts)

	Historical	Historical
	Bronco Drilling Company	Strata Drilling, L.L.C.	Pro Forma Adjustments		Pro Forma Combined
Contract drilling revenues	$20,269	$3,715	$—		$23,984

Expenses:
Contract drilling	12,870	1,965	—		14,835
Depreciation and amortization	2,851	272	165	(C)	3,288
General and administrative	1,123	781	—		1,904

	16,844	3,018	165		20,027

Income from operations	3,425	697	(165)		3,957

Other income (expense):
Interest expense	(309)	(16)	(787	)(D)	(1,112)
Interest income	12	13	—		25
Other	—	411	—		411

	(297)	408	(787)		(676)

Income from continuing operations and before income taxes	3,128	1,105	(952)		3,281
Discontinued operations	—	3,174	(3,174	)(B)	—
Income tax benefit	(231)	—	—		(231)

Net income	$3,359	$4,279	$(4,126)		$3,512

Income from operations before income taxes	$3,128				$3,281
Pro forma provision for income taxes attributable to operations(E)	1,181				1,237

Pro forma income from operations	$1,947				$2,044

Pro forma income per common share – basic and diluted(F)	$0.15				$0.15

Weighted average pro forma shares outstanding – basic and diluted(F)	13,360				13,360

See accompanying notes to the unaudited pro forma combined financial statements.

Bronco Drilling Company, L.L.C. and Subsidiaries

Unaudited Pro Forma Combined Statements of Operations

For the year ended December 31, 2004

(Amounts in thousands except per share amounts)

	Historical	Historical
	Bronco Drilling Company	Strata Drilling, L.L.C.	Pro Forma Adjustments		Pro Forma Combined
Contract drilling revenues	$21,873	$6,116	$—		$27,989

Expenses:
Contract drilling	18,670	3,570	—		22,240
Depreciation and amortization	3,695	392	482	(C)	4,569
General and administrative	1,714	1,144	—		2,858

	24,079	5,106	482		29,667

Income(loss) from operations	(2,206)	1,010	(482)		(1,678)

Other income (expense):
Interest expense	(285)	(312)	(1,057	)(D)	(1,654)
Interest income	10	—	—		10
Other	—	14	—		14

	(275)	(298)	(1,057)		(1,630)

Income(loss) from continuing operations and before income taxes	(2,481)	712	(1,539)		(3,308)

Discontinued operations	—	542	(542	)(B)	—

Income tax expense	285	—	—		285

Net income(loss)	$(2,766)	$1,254	$(2,081)		$(3,593)

Loss from operationsbefore income taxes	$(2,481)				$(3,308)

Pro forma provision(benefit) for income taxes attributable to operations(E)	(936)				(1,241)

Pro forma loss from operations	$(1,545)				$(2,067)

Pro forma loss per common share – basic and diluted(F)	$(0.12)				$(0.15)

Weighted average pro forma shares outstanding – basic and diluted(F)	13,360				13,360

See accompanying notes to the unaudited pro forma combined financial statements.

Bronco Drilling Company, L.L.C. and Subsidiaries

Notes to Unaudited Pro Forma Combined Financial Statements

(Amounts in thousands)

The accompanying unaudited pro forma financial statements combine the operations of Bronco Drilling Company, L.L.C. and its consolidated subsidiaries (the “Company”) and Strata Drilling, L.L.C. and its affiliate Strata Property, L.L.C. (Strata). The pro forma financial statements include a combined pro forma balance sheet as of June 30, 2005 and combined pro forma statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004. The following notes reflect adjustments to remove, from the June 30, 2005 combined balance sheets, assets of Strata which were not acquired, as well as liabilities which were not assumed, and to record the allocation of our purchase price to the assets acquired. The purchase price has been allocated based on the fair value of the assets acquired. Assets consist primarily of two operating drilling rigs, one rig under refurbishment related drilling equipment, rig yard and maintenance building. The notes also include adjustments to the combined pro forma statements of operations for the six months ended June 30, 2005 and year ended December 31, 2004, which assumes that the acquisition had occurred January 1, 2004.

A. The purchase price of $20,000 was financed by a $13,000 loan from Alpha Investors, L.L.C. and $7,000 in promissory notes issued to the sellers. The $13,000 loan from Alpha Investors L.L.C. is due upon the earlier of successful completion of the Initial Public Offering or July 1, 2006 and bears interest at a rate equal to LIBOR plus 5%. The $7,000 promissory notes to sellers do not bear interest and are due upon completion of rig refurbishment (on or before the end of 2005).

B. To remove historical basis of assets not acquired and the liabilities and capital accounts of Strata and the discontinued operations of Strata.

C. To reflect the increase in depreciation expense resulting from the purchase price allocation to property and equipment in service depreciated on a straight line basis over 3 to 15 years for the purchased drilling equipment and 30 years for the purchased building. The purchase price allocation to property and equipment includes $7,000 allocated to a drilling rig which is being refurbished (not in service) and is therefore not depreciated.

D. To reflect the increase in interest expense resulting from the issuance of debt to finance the cash portion of the purchase of Strata.

E. The Company, a limited liability company, was classified as a partnership for income tax purposes; accordingly, income taxes on net earnings are payable by the members and are not reflected in historical financial statements except for taxes associated with a taxable subsidiary. Pro forma adjustments are reflected to provide for income taxes in accordance with Statement of Financial Accounting Standards No. 109. For unaudited pro forma income tax calculations, deferred tax assets and liabilities were recognized for the future tax consequences attributable to differences between the assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which the Company expects to recover or settle those temporary differences. A statutory Federal tax rate of 34% and effective state tax rate of 3.7% (net of Federal income tax effects) were used for the pro forma enacted tax rate for all periods. The pro forma tax effects are based upon currently available information and assume the Company had been a taxable entity in the periods presented. Management believes that these assumptions provide a reasonable basis for presenting the pro forma tax effects.

F. Pro forma income per basic and diluted common share is computed based on the weighted average pro forma number of basic and diluted shares outstanding during the period. Pro forma basic and diluted income (loss) per share is presented for all periods on the basis of shares issued to the Company’s founders in connection with the Company’s Initial Public offering of stock in August, 2005.